EXHIBIT 23

                           A. M. PEISCH & COMPANY
                        CERTIFIED PUBLIC ACCOUNTANTS

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of our report dated January 6, 2000 on the consolidated financial statements included or incorporated by reference in the Community Bancorp. and Subsidiaries Annual Report on Form 10-K/A for the year ended December 31, 1999, and to all references to our Firm included in this Registration Statement.

June 26, 2000


St. Johnsbury, Vermont                 /s/ A. M. Peisch & Company
                                       A. M. Peisch & Company